EXHIBIT 1



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June 11, 1996


Securities and Exchange Commission
450 Fifth Street, N.W,
Washington, D.C. 20549


Gentlemen:

     We have read the statements made by Technology Flavors and Fragrances, Inc. (File No. 0-26682), (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June 1996. We agree with the statements concerning our Firm in such Form 8-K.




Very truly yours,



COOPERS & LYBRAND L.L.P.